Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CERULEAN PHARMA INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Cerulean Pharma Inc. (the “Corporation”), and that the Corporation was originally incorporated pursuant to the General Corporation Law on November 28, 2005 under the name Tempo Pharmaceuticals, Inc. The original Certificate of Incorporation of the Corporation was amended on each of December 1, 2005, October 20, 2006, December 22, 2006, May 8, 2007, December 6, 2007, October 14, 2008, July 9, 2009, July 13, 2009, May 26, 2010, November 12, 2010 and December 2, 2011.

2. That the Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of the Corporation, as amended, declaring said amendment and restatement to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation, as amended, of the Corporation be amended and restated in its entirety to read as follows:

FIRST: The name of the Corporation is Cerulean Pharma Inc.

SECOND: The registered office of the Corporation in the State of Delaware is located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

FOURTH: The number of authorized shares of each class or series of stock of the Corporation, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, shall be as follows:

Section 1. CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 220,894,772 shares consisting of 132,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), and 88,894,772 shares of preferred stock, $0.01 par value per share (the “Preferred Stock”).

Section 2. COMMON STOCK

2.1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation, subject in all cases to Sections 3.4 and 3.6 of this Article Fourth.

Except as otherwise provided in the Corporation’s Certificate of Incorporation, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

2.2. Liquidation Right. Subject to the prior and superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed to holders of Common Stock, subject to and as provided in Section 3.2 of this Article Fourth.

2.3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as, when and if declared by the Board of Directors subject to any preferential dividend rights of any then outstanding Preferred Stock, including as provided in Section 3.5 of this Article Fourth.

Section 3. PREFERRED STOCK

3.1. Designation. Of the 88,894,772 shares of Preferred Stock, two million five hundred thousand (2,500,000) shares have been designated as Seed Convertible Preferred Stock (the “Seed Preferred Stock”), nine million three hundred seven thousand six hundred ninety two (9,307,692) shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”), four million seventy seven thousand five hundred (4,077,500) shares have been designated Series B Convertible Preferred Stock (the “Series B Preferred Stock”), five million (5,000,000) shares have been designated Series B-1 Convertible Preferred Stock (the “Series B-1 Preferred Stock”), thirty three million three hundred ten thousand seven hundred eighty seven (33,310,787) shares have been designated Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and thirty four million six hundred ninety eight thousand seven hundred and ninety three (34,698,793) shares are hereby designated Series D Convertible Preferred Stock (the “Series D Preferred Stock”).

3.2. Liquidation Rights.

(a) In the event of any Liquidating Event (as defined below), each holder of a share of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share of Seed Preferred Stock equal to the Seed Original Issue Price (as defined below), an amount per share of Series A Preferred Stock equal to the Series A Original Issue Price (as defined below), an amount per share of Series B Preferred Stock equal to the Series B Original Issue Price (as defined below), an amount per share of Series B-1 Preferred Stock equal to the Series B-1 Original Issue Price (as defined below), an amount per share of Series C Preferred Stock equal to the Series C Original Issue Price (as defined below), and an amount per share of Series D Preferred Stock equal to the Series D Original Issue Price (as defined below), plus an amount equal to any declared but unpaid dividends thereon to and including the date full payment shall be tendered to the holders of the Preferred Stock with respect to such liquidation, dissolution or winding up (the amounts payable pursuant to this sentence are hereinafter referred to as the “Seed Liquidation Amount,” the “Series A Liquidation Amount,” the “Series B Liquidation Amount,” the “Series B-1 Liquidation Amount,” the “Series C Liquidation Amount” and the “Series D Liquidation Amount” respectively, and collectively, the “Liquidation Amounts”).

(b) If the assets or surplus funds to be distributed to the holders of the Preferred Stock pursuant to Section 3.2(a) are insufficient to permit the payment to such holders of their full Liquidation Amounts, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to the full Liquidation Amount each such holder is otherwise entitled to receive under Section 3.2(a).

(c) All of the Liquidation Amounts to be paid to the holders of the Preferred Stock pursuant to this Section 3.2 in the event of a Liquidating Event shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock in connection with such Liquidating Event. Subject to the provisions of Section 3.2(d) below, after payment or the setting apart of payment to the holders of the Preferred Stock of the Liquidation Amounts so payable to them, all remaining assets available for distribution (after payment or provision for payment of all debts and liabilities of the Corporation) shall be distributed to the holders of the Common Stock and the Preferred Stock ratably in proportion to the number of shares of Common Stock they then hold, determined for this purpose as if each share of Preferred Stock had been converted voluntarily into Common Stock at the then-applicable Conversion Price (as defined below) immediately prior to such Liquidating Event, provided that no holder of any share of Preferred Stock shall receive any payment under this sentence of Section 3.2(c) with respect to such share to the extent that the aggregate of all payments with respect to such share under Section 3.2(a) and this sentence of Section 3.2(c) exceeds the product of two times the Liquidation Amount for such share of Preferred Stock.

(d) Notwithstanding anything in this Section 3.2 to the contrary, if a holder of any share of Preferred Stock would receive a greater amount pursuant to this Section 3.2 with respect to such share of Preferred Stock upon a Liquidating Event by voluntarily converting such share into Common Stock immediately prior to such Liquidating Event at the then-applicable

Conversion Price than such holder would be entitled to receive with respect to such share of Preferred Stock pursuant to this Section 3.2, then such holder shall not receive any Liquidation Amount with respect to such share under such Section 3.2(a), but shall be treated, for the purposes of determining such holder’s rights with respect to such share under Sections 3.2(a) and 3.2(c) only, as though such holder had converted such share of Preferred Stock into Common Stock, effective immediately prior to the applicable Liquidating Event, at the then-applicable Conversion Price.

(e) A “Liquidating Event” shall mean (1) a liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (2) a merger or consolidation in which either (I) the Corporation is a constituent party or (II) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (i) the surviving or resulting corporation or (ii) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation, or (3) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; provided, however, that such a transaction shall not be regarded as a Liquidating Event and, to the extent applicable, all outstanding shares of Preferred Stock shall be treated under the provisions of Section 3.3(d)(vii) in lieu of this Section 3.2 in connection with such sale, merger or consolidation in the event that the holders of at least fifty-eight percent (58%) in voting power of the outstanding shares of Preferred Stock so elect, by written notice to the Corporation no later than fifteen (15) days before the effective date of such event.

(f) The Corporation shall not have the power to effect a Liquidating Event referred to in Section 3.2(e)(2)(I) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.2.

(g) In the event of a Liquidating Event referred to in Subsection 3.2(e)(2)(II) or 3.2(e)(3), if the Corporation does not effect a dissolution of the Corporation under the Delaware General Corporation Law within 90 days after such Liquidating Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the 90th day after the Liquidating Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the holders of at least fifty-eight percent (58%) in voting power of the then-outstanding shares of Preferred Stock so request in a written instrument delivered to the Corporation not later than 30 days after receipt of such written notice from the Corporation, the Corporation shall use the consideration received by the Corporation for such Liquidating Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders (the “Available Proceeds”), to the extent legally available therefor, on the 150th day after such Liquidating Event, to redeem all outstanding shares of Preferred Stock at a price per share equal to the amounts per share that each holder would be entitled to receive under this Section 3.2 upon a Liquidating Event in which the Available Proceeds were the amount available to the stockholders of the Corporation. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. The provisions of Section 3.7 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Preferred Stock pursuant to this Section 3.2(g). Prior to the distribution or redemption provided for in this Section 3.2(g), the Corporation shall not expend or dissipate the consideration received for such Liquidating Event, except to discharge expenses incurred in connection with such Liquidating Event.

(h) In the event of a Liquidating Event pursuant to Section 3.2(e)(2)(I), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow and/or is payable to the stockholders of the Corporation subject to contingencies, the Merger Agreement shall provide that (a) the portion of such consideration that is not placed in escrow and not subject to any contingencies (the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.2 as if the Initial Consideration were the only consideration payable in connection with such Liquidating Event and (b) any additional consideration which becomes payable to the stockholders of the Corporation upon release from escrow or satisfaction of contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with this Section 3.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.

3.3. Conversion. The holders of Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Each share of Seed Preferred Stock shall be convertible at the option of the holder thereof at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Seed Original Issue Price (as defined below) by the Seed Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of conversion. The “Seed Original Issue Price” shall mean $0.80 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. Effective as of the Second Series D Original Issue Date (as defined below) and following the issuance of the Series D Preferred Stock at the Closing, as defined in that certain Second Series D Preferred Stock Purchase Agreement, dated on or about November 30, 2012, by and among the Corporation and the purchasers of shares of Series D Preferred Stock pursuant thereto (the “Second Series D Purchase Agreement”), the conversion price for the Seed Preferred Stock (the “Seed Conversion Price”) is $0.76. The Seed Conversion Price shall be subject to adjustment after the Second Series D Original Issue Date (in order to adjust the number of shares of Common Stock into which the Seed Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Seed Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each such person within thirty (30) days of the date of conversion.

(ii) Each share of Series A Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A Original Issue Price (as defined below) by the Series A Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of the conversion. The “Series A Original Issue Price” shall mean $1.30 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. Effective as of the Second Series D Original Issue Date and following the issuance of the Series D Preferred Stock at the Closing, as defined in the Second Series D Purchase Agreement, the conversion price for the Series A Preferred Stock (the “Series A Conversion Price”) is $0.97. The Series A Conversion Price shall be subject to adjustment after the Second Series D Original Issue Date (in order to adjust the number of shares of Common Stock into which the Series A Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series A Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each person within thirty (30) days of the date of conversion.

(iii) Each share of Series B Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B Original Issue Price (as defined below) by the Series B Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of the conversion. The “Series B Original Issue Price” shall mean $2.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. Effective as of the Second Series D Original Issue Date and following the issuance of the Series D Preferred Stock at the Closing, as defined in the Second Series D Purchase Agreement, the conversion price for the Series B Preferred Stock (the “Series B Conversion Price”) is $1.22. The Series B Conversion Price shall be subject to adjustment after the Second Series D Original Issue Date (in order to adjust the number of shares of Common Stock into which the Series B Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series B Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each person within thirty (30) days of the date of conversion.

(iv) Each share of Series B-1 Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B-1 Original Issue Price (as defined below) by the Series B-1 Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of the conversion. The “Series B-1 Original Issue Price” shall mean $2.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. Effective as of the Second Series D Original Issue Date and following the issuance of the Series D Preferred Stock at the Closing, as defined in the Second Series D Purchase Agreement, the conversion price for the Series B-1 Preferred Stock (the “Series B-1 Conversion Price”) is $0.74. The Series B-1 Conversion Price shall be subject to adjustment after the Second Series D Original Issue Date (in order to adjust the number of shares of Common Stock into which the Series B-1 Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series B-1 Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each person within thirty (30) days of the date of conversion.

(v) Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Original Issue Price (as defined below) by the Series C Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of the conversion. The “Series C Original Issue Price” shall mean $0.74 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. Effective as of the Second Series D Original Issue Date and following the issuance of the Series D Preferred Stock at the Closing, as defined in the Second Series D Purchase Agreement, the conversion price for the Series C Preferred Stock (the “Series C Conversion Price”) is $0.74. The Series C Conversion Price shall be subject to adjustment after the Second Series D Original Issue Date (in order to adjust the number of shares of Common Stock into which the Series C Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series C Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each person within thirty (30) days of the date of conversion.

(vi) Each share of Series D Preferred Stock shall be convertible at the option of the holder thereof, at any time after the date of issuance and without the payment of any additional consideration therefor into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series D Original Issue Price (as defined below) by the Series D Conversion Price (as defined below) as adjusted pursuant to this Section 3.3 and in effect at the time of the conversion. The “Series D Original Issue Price” shall mean $0.83 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares. Effective as of the Second Series D Original Issue Date and following the issuance of the Series D Preferred Stock at the Closing, as defined in the Second Series D Purchase Agreement, the conversion price for the Series D Preferred Stock (the “Series D Conversion Price” and together with the Seed Conversion Price, the Series A Conversion Price, the Series B Conversion Price, the Series B-1

Conversion Price and the Series C Conversion Price, each a “Conversion Price” and together, the “Conversion Prices”) is $0.83. The Series D Conversion Price shall be subject to adjustment after the Second Series D Original Issue Date (in order to adjust the number of shares of Common Stock into which the Series D Preferred Stock is convertible) as hereinafter provided. Each person so converting shares of Series D Preferred Stock shall be entitled to all declared but unpaid dividends up to the time of the conversion. Such dividends shall be paid to each person within thirty (30) days of the date of conversion.

(b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective applicable Conversion Price upon:

(i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock for the account of the Corporation to the public at a price of at least $2.50 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), resulting in at least $30,000,000 of gross proceeds to the Corporation (a “Qualified IPO”); or

(ii) the written consent of holders in interest of at least fifty-eight percent (58%) in voting power of the Preferred Stock outstanding at that time.

The person(s) entitled to receive Common Stock issuable upon a conversion of Preferred Stock hereunder shall not be deemed to have converted the Preferred Stock until immediately prior to the closing of such offering or the receipt by the Corporation of such consent. Each person who holds of record Preferred Stock immediately prior to an automatic conversion shall be entitled to all declared but unpaid dividends up to the time of the automatic conversion. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion.

(c) Mechanics of Conversion.

(i) No fractional shares of Common Stock shall be issued upon conversion of Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective applicable Conversion Price. Before any holder of Preferred Stock shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein his name or the name or names of his nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, together with the applicable federal taxpayer identification number. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled, together with cash in lieu of any fraction of a share. Subject to Section 3.3(b) above, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred

Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

(ii) If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Adjustments to Conversion Prices for Diluting Issues:

(i) Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:

(1) “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below).

(2) “Second Series D Original Issue Date” shall mean the date on which the first share of Series D Preferred Stock was issued pursuant to the Second Series D Purchase Agreement.

(3) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(4) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 3.3(d)(iii), deemed to be issued) by the Corporation after the Second Series D Original Issue Date, other than the following shares of Common Stock, and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (“Exempted Securities”):

(A) shares of Common Stock issued upon conversion of shares of Preferred Stock or shares of Common Stock issued by way of a dividend or distribution on shares of Preferred Stock;

(B) shares of Common Stock or Options to purchase shares of Common Stock, up to an aggregate of 15,900,000 shares of Common Stock, issued to officers, directors or employees of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to any stock purchase or option plan or other employee or director stock incentive or compensation agreement or program (each, a “Plan”) approved by the Board of Directors, including a majority of the Preferred Directors;

(C) shares of Common Stock, Options or Convertible Securities issued in consideration for the acquisition or licensing of technology or a corporate partnership transaction, if approved by the Board of Directors, including a majority of the Preferred Directors not abstaining from voting on the matter;

(D) shares of Common Stock, Options or Convertible Securities issued pursuant to debt financing, equipment leasing or real property leasing transactions, if approved by the Board of Directors, including a majority of the Preferred Directors;

(E) shares of Common Stock issued to the public in connection with a Qualified IPO;

(F) shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors, including a majority of the Preferred Directors;

(G) shares of Common Stock, Options or Convertible Securities issued (i) to a target corporation or its stockholders pursuant to the acquisition of such corporation by the Corporation by merger, purchase of substantially all of the assets or other reorganization or (ii) pursuant to a joint venture agreement, provided that such issuances are approved by the Board of Directors, including a majority of the Preferred Directors not abstaining from voting on the matter;

(H) Preferred Stock issued or issuable upon the exercise of that certain Preferred Stock Purchase Warrant issued by the Corporation to Lighthouse Capital Partners VI, L.P. on December 6, 2011, as amended, and Common Stock issued or issuable upon the conversion of such Preferred Stock;

(I) Preferred Stock issued or issuable upon the exercise of that certain Warrant issued by the Corporation to Silicon Valley Bank on August 8, 2008, and Common Stock issued or issuable upon the conversion of such Preferred Stock;

(J) Preferred Stock issued or issuable upon the exercise of those certain Stock Purchase Warrants issued by the Corporation on May 26, 2010 and September 29, 2010, and Common Stock issued or issuable upon the conversion of such Preferred Stock; and

(K) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security as in effect as of the time of such issue.

(ii) No Adjustment of Conversion Prices.

(1) No adjustment in the Seed Conversion Price shall be made due to the issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Seed Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(2) No adjustment in the Series A Conversion Price shall be made due to the issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) in voting power of the then outstanding Series A Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(3) No adjustment in the Series B Conversion Price shall be made due to the issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) in voting power of the then outstanding Series B Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(4) No adjustment in the Series B-1 Conversion Price shall be made due to the issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) in voting power of the then outstanding Series B-1 Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(5) No adjustment in the Series C Conversion Price shall be made due to the issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) in voting power of the then outstanding Series C Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(6) No adjustment in the Series D Conversion Price shall be made due to the issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of at least sixty percent (60%) in voting power of the then outstanding Series D Preferred Stock agreeing that no such adjustment shall be made due to such issuance.

(iii) Deemed Issue of Additional Shares of Common Stock.

(1) Options and Convertible Securities. In the event the Corporation at any time or from time to time after the Second Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities that are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(2) If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to any Conversion Price pursuant to the terms of Section 3.3(d)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (x) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or

Convertible Security or (y) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Prices computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Prices as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 3.3(d)(iii)(2) shall have the effect of increasing the Conversion Price for any series of Preferred Stock to an amount which exceeds the lower of (i) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(3) If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to a Conversion Price pursuant to the terms of Section 3.3(d)(iv) (either because the consideration per share (determined pursuant to Section 3.3(d)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than such Conversion Price then in effect, or because such Option or Convertible Security was issued before the Second Series D Original Issue Date), are revised after the Second Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 3.3(d)(iii)(1)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(4) If a record date shall have been fixed for the determination of holders of any class of securities entitled to receive any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities), and such Options or Convertible Securities are not issued on the date fixed therefor, any adjustment previously made in any Conversion Price which became effective on such record date shall be canceled as of the close of business as of such record date, and thereafter each Conversion Price shall be adjusted pursuant to the terms of this Section 3.3(d)(iii) as of the actual date of issuance of such Options or Convertible Securities.

(5) Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to any Conversion Price pursuant to the terms of Section 3.3(d)(iv), such Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(6) If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to any Conversion Price provided for in this Section 3.3(d)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 3.3(d)(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to a Conversion Price that would result under the terms of this Section 3.3(d)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(7) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Second Series D Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, Additional Shares of Common Stock shall not be deemed to have been issued pursuant to Section 3.3(d)(iv), but the Seed Conversion Price, Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, shall be adjusted in accordance with Section 3.3(d)(vi).

(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

(1) In the event the Corporation shall at any time after the Second Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)(1)) without consideration or for a consideration per share less than the Seed Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Seed Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Seed Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Seed Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of the Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of

Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Seed Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(2) In the event the Corporation shall at any time after the Second Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)(1)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series A Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Series A Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of the Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series A Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(3) In the event the Corporation shall at any time after the Second Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)(1)) without consideration or for a consideration per share less than the Series B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series B Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Series B Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of the Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series B Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(4) In the event the Corporation shall at any time after the Second Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)(1)) without consideration or for a consideration per share less than the Series B-1 Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series B-1 Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series B-1 Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A)(i) the Series B-1 Conversion Price in effect immediately prior to such issue multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including all shares of Common Stock issuable upon exercise or conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series B-1 Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(5) In the event the Corporation shall at any time after the Second Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)(1)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series C Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Series C Conversion Price multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of the Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series C Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(6) In the event the Corporation shall at any time after the Second Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 3.3(d)(iii)(1)) without consideration or for a consideration per share less than the Series D Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue in order to increase the number of shares of Common Stock into which the Series D Preferred Stock is convertible, to a price (calculated to the nearest cent) determined by dividing (A) (i) the Series D Conversion Price multiplied by the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of the Preferred Stock), plus (ii) the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued, by (B) (i) the number of shares of Common Stock outstanding immediately prior to such issue (including shares of Common Stock issuable upon conversion of any outstanding Options, Convertible Securities and shares of Preferred Stock), plus (ii) the total number of such Additional Shares of Common Stock so issued, provided that the Series D Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $0.01, but any such amount shall be carried forward and any reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or more.

(7) In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to any Conversion Price pursuant to the terms of this Section 3.3(d), then, upon the final such issuance, such Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(v) Determination of Consideration. For purposes of this Section 3.3(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

(1) Cash and Property. Such consideration shall:

(A) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

(B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

(2) Options and Convertible Securities. The aggregate consideration received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 3.3(d)(iii)(1), relating to Options and Convertible Securities, shall be determined by computing the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration until such subsequent adjustment occurs) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities. The total number of Additional Shares of Common Stock so issued shall be determined by calculating the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number until such subsequent adjustment occurs) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi) Adjustment for Dividends, Distributions, Subdivisions Combinations or Consolidation of Common Stock.

(1) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Second Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for each series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for each series of Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for such series of Preferred

Stock shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of the Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(2) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Second Series D Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Second Series D Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(3) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Second Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 3.5 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

(vii) Adjustment for Merger or Reorganization. Subject to provisions of Section 3.2 above, in case of any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not all shares of the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 3.3(d)(vi)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock not so converted or exchanged shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such share of Preferred Stock would have been entitled upon such reorganization, recapitalization, reclassification, consolidation or merger. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of these provisions set forth with respect to the rights and interest thereafter of the holders of Seed Preferred Stock, Series A Preferred Stock, Series B

Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to the end that these provisions (including provisions with respect to changes in and other adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

(e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation without the written consent of the holders of at least fifty-eight percent (58%) in voting power of the then outstanding shares of the series of Preferred Stock affected, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 3.3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to each holder of Preferred Stock, as the case may be, a certificate setting forth such adjustment, readjustment or conversion and showing in detail the facts upon which such adjustment, readjustment or conversion is based, provided that the failure to promptly provide such notice shall not affect the effectiveness of such adjustment, or readjustment or conversion. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Seed Conversion Price, Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be.

(g) Notices of Record Date. In the event of (i) any taking by Corporation of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation or any Liquidating Event, the Corporation shall mail to each holder of Preferred Stock at least ten (10) days prior to the record date or effective date for the event specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (B) the date on which any such reorganization, reclassification, recapitalization or Liquidating Event is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock

(or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization or Liquidating Event.

(h) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect conversion of the Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

(i) Special Mandatory Conversion.

(i) Trigger Event. In the event that any holder of shares of Preferred Stock does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate such holder’s Pro Rata Amount (as defined below) of the Qualified Financing within the time period specified by the Corporation (provided that the Corporation has sent to each holder of Preferred Stock at least fifteen (15) business days written notice of, and the opportunity to purchase its Pro Rata Amount of, the Qualified Financing), then the Applicable Portion (as defined below) of the shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock held by such holder shall automatically, and without any further action on the part of such holder, be converted into shares of Common Stock at the Seed Conversion Price, Series A Conversion Price, Series B Conversion Price, Series B-1 Conversion Price, Series C Conversion Price or Series D Conversion Price, as the case may be, in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. For purposes of determining the number of shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock owned by a holder, and for determining the number of Offered Securities (as defined below) a holder of Preferred Stock has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates (as defined below) of such holder shall be aggregated with such holder’s shares and all Offered Securities purchased by Affiliates of such holder shall be aggregated with the Offered Securities purchased by such holder (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons). Such conversion is referred to as a “Special Mandatory Conversion.”

(ii) Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock converted pursuant to Section 3.3(i) shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to this Section 3.3. Upon receipt of such notice, each holder of such shares of Preferred Stock shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to Section 3.3(i)(i), including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 3.3(i)(ii). As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 3.3(c) in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock converted and a new certificate for the number of shares, if any, of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock represented by such surrendered certificate and not converted pursuant to Section 3.3(i)(i). Such converted Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock accordingly.

(iii) Definitions. For purposes of this Section 3.3(i), the following definitions shall apply:

(1) “Affiliate” shall mean, with respect to any holder of shares of Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder.

(2) “Applicable Portion” shall mean, with respect to any holder of shares of Preferred Stock, a number of shares of Preferred Stock calculated by multiplying the aggregate number of shares of Preferred Stock held by such holder immediately prior to a Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such holder’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such holder in such Qualified Financing, and the denominator of which is equal to such holder’s Pro Rata Amount.

(3) “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors of the Corporation for purchase by holders of outstanding shares of Preferred Stock in connection with a Qualified Financing, and offered to such holders.

(4) “Pro Rata Amount” shall mean, with respect to any holder of Preferred Stock, the lesser of (a) a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Common Stock issuable upon conversion of all shares of Preferred Stock then owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Common Stock (for the purpose of this definition, treating all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such Qualified Financing or upon conversion of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such Qualified Financing as outstanding), or (b) the maximum number of Offered Securities that such holder is permitted by the Corporation to purchase in such Qualified Financing, after giving effect to any cutbacks or limitations established by the Board of Directors and applied on a pro rata basis to all holders of Preferred Stock.

(5) “Qualified Financing” shall mean any transaction involving the issuance or sale of Additional Shares of Common Stock on or after the Second Series D Original Issue Date that is determined by the Board of Directors to be a “Qualified Financing.”

(j) Effect of Conversion. All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the effective time of such conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 3.3(c)(i) and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series of Preferred Stock, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of such series of Preferred Stock accordingly.

(k) Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

3.4. Voting Rights.

(a) The holders of shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to notice of any stockholders’ meeting and to vote upon any matter submitted to a stockholder for a vote (whether at a meeting or by written consent in lieu of meeting), as though the Common Stock, Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock constituted a single class of stock, except with respect to those matters on which the Delaware General Corporation Law requires that a vote must be by a separate class or classes or by separate series, as to which each such class or series shall have the right to vote in accordance with such law, and except as provided in Sections 2.1 and 3.4(b) and (c), on the following basis: holders of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be, held by such holder is then convertible.

(b) Any provision of the by-laws of the Corporation to the contrary notwithstanding, the number of directors constituting the entire Board of Directors of the Corporation shall initially be fixed at seven (7) and may not be increased or decreased without the prior written consent of a majority of the Preferred Directors (as defined in Section 3.4(c) below).

(c) The Board of Directors shall not delegate any of its powers or duties to any committee of the Board of Directors without the consent of a majority of the Preferred Directors, and any committee of the Board of Directors shall include the Series C Director (as defined below), except in the case of an ad-hoc or special committee where service of the Series C Director on such committee would, in the good faith judgment of the Board of Directors, present a conflict of interest on the part of the Series C Director.

(d) At all times during which shares of Seed Preferred Stock remain outstanding, the holders of the outstanding shares of Seed Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to elect one director of the Corporation (the “Seed Director”). The Seed Director shall be elected by the vote or written consent of the holders of a majority in voting power of the outstanding Seed Preferred Stock voting as a separate class. At all times during which shares of Series A Preferred Stock remain outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series

D Preferred Stock, to elect one director of the Corporation (the “Series A Director”), which director shall be elected by the vote or written consent of the holders of at least sixty percent (60%) in voting power of the outstanding Series A Preferred Stock voting as a separate class. At all times during which shares of Series C Preferred Stock remain outstanding, the holders of the outstanding shares of Series C Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series D Preferred Stock, to elect one director of the Corporation (the “Series C Director”), which director shall be elected by the vote or written consent of the holders of at least sixty percent (60%) in voting power of the outstanding Series C Preferred Stock voting as a separate class. At all times during which shares of Series D Preferred Stock remain outstanding, the holders of the outstanding shares of Series D Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, to elect one director of the Corporation (the “Series D Director” and, together with the Seed Director, the Series A Director and the Series C Director, the “Preferred Directors”), which director shall be elected by the vote or written consent of the holders of at least sixty percent (60%) in voting power of the outstanding Series D Preferred Stock voting as a separate class. If any Preferred Director shall cease to serve as a director for any reason, then a director to hold office for the unexpired term of such directorship may be elected by the holders of the Seed Preferred Stock in the case of the Seed Director, by the holders of the Series A Preferred Stock in the case of the Series A Director, by the holders of the Series C Preferred Stock in the case of the Series C Director and by the holders of the Series D Preferred Stock in the case of the Series D Director. A Preferred Director may be removed, with or without cause, and a replacement Preferred Director may be elected in his or her stead, at any time by the affirmative vote at a meeting of stockholders called for the purpose, or by written consent, of the holders of a majority of the then-outstanding shares of Seed Preferred Stock in the case of the Seed Director, by the holders of at least sixty percent (60%) in voting power of the then outstanding shares of Series A Preferred Stock in the case of the Series A Director, by the holders of at least sixty percent (60%) in voting power of the then outstanding shares of Series C Preferred Stock in the case of the Series C Director and by the holders of at least sixty percent (60%) in voting power of the then outstanding shares of Series D Preferred Stock in the case of the Series D Director.

3.5. Dividend Right.

(a) The holders of outstanding Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, prior and in preference to any dividend paid on the Seed Preferred Stock or the Common Stock, cash dividends at the rate of (i) in the case of the Series A Preferred Stock, eight percent (8%) of the Series A Original Issue Price per annum on each outstanding share of Series A Preferred Stock, (ii) in the case of the Series B Preferred Stock, eight percent (8%) of the Series B Original Issue Price per annum on each outstanding share of Series B Preferred Stock, (iii) in the case of the Series B-1 Preferred Stock, eight percent (8%) of the Series B-1 Original Issue Price per annum on each outstanding share of Series B-1 Preferred Stock, (iv) in the case of the Series C Preferred Stock, eight percent (8%) of the Series C Original Issue Price per annum on each outstanding share of Series C Preferred Stock and (v) in the case of the Series D Preferred Stock, eight percent (8%) of the Series D Original Issue Price per annum on each outstanding share of Series D Preferred Stock.

Such dividends shall be payable when, as and if declared by the Board of Directors and before any dividend is declared, paid or set aside on any shares of Common Stock or Seed Preferred Stock.

(b) The holders of outstanding Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive a dividend (determined on the basis of the number of shares of Common Stock into which a share of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, as the case may be is then convertible) equal to any dividend paid on Common Stock (other than dividends payable solely in shares of Common Stock). Such dividends on Common Stock, if any, shall be payable when, as and if declared by the Board of Directors and before any dividend is declared, paid or set aside on any shares of Common Stock or Seed Preferred Stock.

(c) Any declared and unpaid dividend shall be payable on liquidation, conversion or redemption in accordance with Sections 3.2, 3.3 or 3.7.

(d) In the event the Corporation shall declare a distribution on the Common Stock payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

3.6. Covenants. In addition to Section 3.4 and any vote which the Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock may have under Delaware law, so long as at least ten percent (10%) of the shares of Preferred Stock outstanding as of the Second Series D Original Issue Date shall be outstanding, the Corporation shall not (whether by amendment, merger, or otherwise), without first obtaining the affirmative vote or written consent of at least fifty-eight percent (58%) in voting power of all then-outstanding shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class:

(a) amend or repeal any provision of, or add any provision to, the Corporation’s Certificate of Incorporation or by-laws;

(b) authorize or effect a change of control, Liquidating Event or other merger or consolidation, reincorporation, recapitalization, consolidation, share exchange, reorganization or other similar transaction involving the Corporation;

(c) authorize or effect any sale, lease, license or other transfer or disposition of all or substantially all of the Corporation’s assets;

(d) create or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify any shares of capital stock into, any class or series of stock having rights of redemption, liquidation preference, voting or dividend rights on parity with or having preference over any series of the Preferred Stock or any Options or Convertible Securities exercisable for or convertible into shares of any such class or series of stock;

(e) effect any acquisition of (i) the capital stock of another entity which results in the consolidation of that entity into the results of operations of the Corporation or (ii) all or substantially all of the assets of another entity;

(f) incur any indebtedness for borrowed money in an amount in excess of $500,000;

(g) create or adopt a new plan for the grant of stock options or the issuance of restricted stock to employees, consultants, directors, or officers of the Corporation or increase the number of shares available under any such existing plan;

(h) pay or declare any dividend or distribution on any shares of the Corporation’s capital stock (except dividends payable solely in shares of Common Stock), or apply any of the Corporation’s assets to the redemption or repurchase of the Corporation’s capital stock (except for acquisitions of Common Stock by the Corporation from former employees, consultants or other service providers pursuant to agreements in a form approved by the Board of Directors which permit the Corporation to repurchase such shares at cost (or the lesser of cost or fair market value) upon termination of services to the Corporation or acquisitions of Common Stock in exercise of the Corporation’s right of first refusal to repurchase such shares;

(i) increase or decrease the authorized number of directors of the Corporation, except as permitted by Section 3.4(b) hereof;

(j) enter into, agree to enter into or execute any transaction with any officer, director or affiliate of the Corporation (as such term is defined in the regulations promulgated under the Securities Act) unless approved by a disinterested majority of the Board of Directors;

(k) authorize or effect any change in the fundamental business of the Corporation, which is currently the discovery and development of human therapeutics;

(l) authorize or undertake any public offering of any securities of the Corporation other than in a Qualified IPO;

(m) allow any family member, or spouse thereof, of a stockholder or an officer of the Corporation to be employed by the Corporation as an employee, consultant, advisor or other service provider without prior approval of the Audit Committee of the Board of Directors; or

(n) permit any wholly-owned subsidiary to undertake any of the actions described in Sections 3.6(a) through 3.6(m) unless approved by the Board of Directors, including a majority of the Preferred Directors not abstaining from voting on the matter.

3.7. Redemption.

(a) Redemption. Shares of Preferred Stock shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Seed Original Issue Price, the Series A Original Issue Price, the Series B Original Issue Price, the Series B-1 Original Issue Price, the Series C Original Issue Price or the Series D Original Issue Price, as applicable, plus all declared but unpaid dividends thereon (the “Redemption Price”), in three annual installments commencing not more than 30 days after receipt by the Corporation at any time on or after the fifth anniversary of the Second Series D Original Issue Date, from the holders of at least fifty-eight percent (58%) in voting power of the then-outstanding shares of Preferred Stock, of written notice requesting redemption of all shares of Preferred Stock. The date of each such installment shall be referred to as a “Redemption Date”. On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Preferred Stock owned by each holder, that number of outstanding shares of Preferred Stock determined by dividing (i) the total number of shares of Preferred Stock outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies); provided, however, that Excluded Shares (as defined below) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If the Corporation does not have sufficient funds legally available to redeem on any Redemption Date all shares of Preferred Stock to be redeemed on such Redemption Date, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such capital stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

(b) Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Preferred Stock not less than 10 days prior to each Redemption Date. Each Redemption Notice shall state:

(i) the number of shares of Preferred Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price;

(iii) the then-applicable rate at which the shares of Preferred Stock held by each holder may be converted into Common Stock prior to such Redemption Date; and

(iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Preferred Stock to be redeemed.

If the Corporation receives, on or prior to the 5th day after the date of delivery of the Redemption Notice to a holder of Preferred Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 3.7, then the shares of Preferred Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares”. Excluded

Shares shall not be redeemed or redeemable pursuant to this Section 3.7, whether on such Redemption Date or thereafter.

(c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Preferred Stock to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 3.3, shall surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Preferred Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of Preferred Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that the certificates evidencing any of the shares of Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

3.8. Converted, Redeemed or Otherwise Acquired Shares. Any share of Preferred Stock that is converted under Section 3.3, or redeemed or otherwise acquired by the Corporation, will be canceled and will not be reissued, sold or transferred.

3.9. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary shall be vested in the Common Stock.

3.10. Waiver. Any of the rights of the holders of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock set forth herein may be waived by the affirmative consent or vote of the holders of shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock representing at least fifty-eight percent (58%) in voting power of the shares of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding, considered as a single class on an as-converted basis, provided such waiver by its terms is equally applicable to the holders of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock. Any of the rights of the holders of Seed Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of

Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) by the affirmative consent or vote of the holders of at least a majority of the shares of Seed Preferred Stock then outstanding. Any of the rights of the holders of Series A Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) by the affirmative consent or vote of the holders of at least sixty percent (60%) of the shares of Series A Preferred Stock then outstanding. Any of the rights of the holders of Series B Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock, Series A Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) by the affirmative consent or vote of the holders of at least sixty percent (60%) of the shares of Series B Preferred Stock. Any of the rights of the holders of Series B-1 Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock) by the affirmative consent or vote of the holders of at least sixty percent (60%) of the shares of Series B-1 Preferred Stock. Any of the rights of the holders of Series C Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series D Preferred Stock) by the affirmative consent or vote of the holders of at least sixty percent (60%) in voting power of the shares of Series C Preferred Stock. Any of the rights of the holders of Series D Preferred Stock set forth herein may be waived (in a manner that does not apply to the holders of Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock or Series C Preferred Stock) by the affirmative consent or vote of the holders of at least sixty percent (60%) in voting power of the shares of Series D Preferred Stock.

FIFTH: The election of directors need not be by written ballot unless the by-laws of the Corporation shall so require.

SIXTH: In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the Board of Directors.

SEVENTH: A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law as in effect at the time such liability is determined. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. No amendment or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

EIGHTH: The Corporation shall, to the maximum extent permitted from time to time under the General Corporation Law, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this Article EIGHTH shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

NINTH: The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

TENTH: The books of the Corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the Board of Directors or in the by-laws of the Corporation.

ELEVENTH: If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Corporation’s Certificate of Incorporation, as amended, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

***************

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on the 29th day of November, 2012.

By:	/s/ Jean Silveri
Jean Silveri
Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CERULEAN PHARMA INC.

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation duly adopted by written consent, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH Section 3.3(d)(i)(4)(B) of the Certificate of Incorporation, as amended, of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH Section 3.3(d)(i)(4)(B) is inserted in lieu thereof:

(B) shares of Common Stock or Options to purchase shares of Common Stock, up to an aggregate of 16,900,000 shares of Common Stock, issued to officers, directors or employees of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to any stock purchase or option plan or other employee or director stock incentive or compensation agreement or program (each, a “Plan”) approved by the Board of Directors, including a majority of the Preferred Directors;

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on the 11th day of January, 2013.

CERULEAN PHARMA INC.

By:	/s/ Jean Silveri
Jean Silveri Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CERULEAN PHARMA INC.

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation duly adopted by written consent, pursuant to Sections 141(f) and 242 of the General Corporation Law of the State of Delaware, a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH Section 3.3(d)(i)(4)(B) of the Certificate of Incorporation, as amended, of the Corporation be and hereby is deleted in its entirety and the following Article FOURTH Section 3.3(d)(i)(4)(B) is inserted in lieu thereof:

(B) shares of Common Stock or Options to purchase shares of Common Stock, up to an aggregate of 18,200,000 shares of Common Stock, issued to officers, directors or employees of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to any stock purchase or option plan or other employee or director stock incentive or compensation agreement or program (each, a “Plan”) approved by the Board of Directors, including a majority of the Preferred Directors;

IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on the 19th day of February, 2013.

CERULEAN PHARMA INC.

By:	/s/ Jean Silveri
Jean Silveri
Senior Vice President, General Counsel
and Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CERULEAN PHARMA INC.

Cerulean Pharma Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

The Board of Directors of the Corporation duly adopted resolutions by written consent in accordance with Section 141(f) of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

RESOLVED:	That Article FOURTH, Section 3.4(b) of the Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following Article FOURTH, Section 3.4(b) is inserted in lieu thereof:

(b) Any provision of the by-laws of the Corporation to the contrary notwithstanding, the number of directors constituting the entire Board of Directors of the Corporation shall initially be fixed at eight (8) and may not be increased or decreased without the prior written consent of a majority of the Preferred Directors (as defined in Section 3.4(d) below).

RESOLVED:	That Article FOURTH, Section 3.4(d) of the Certificate of Incorporation of the Corporation, as amended, be and hereby is deleted in its entirety and the following Article FOURTH, Section 3.4(d) is inserted in lieu thereof:

(d) At all times during which shares of Seed Preferred Stock remain outstanding, the holders of the outstanding shares of Seed Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to elect one director of the Corporation (the “Seed Director”). The Seed Director shall be elected by the vote or written consent of the holders of a majority in voting power of the outstanding Seed Preferred Stock voting as a separate class. At all times during which shares of Series A Preferred Stock remain outstanding, the holders of the outstanding shares of Series A Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to elect one director of the Corporation (the “Series A Director”), which director shall be elected by the vote or written consent of the holders of at least sixty percent (60%) in voting power of the outstanding Series A Preferred Stock voting as a separate class. At all times during which shares of Series C Preferred Stock remain outstanding, the holders of the outstanding shares of Series C Preferred Stock shall have the exclusive right, separately from the Common

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Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series D Preferred Stock, to elect one director of the Corporation (the “Series C Director”), which director shall be elected by the vote or written consent of the holders of at least sixty percent (60%) in voting power of the outstanding Series C Preferred Stock voting as a separate class. At all times during which shares of Series D Preferred Stock remain outstanding, the holders of the outstanding shares of Series D Preferred Stock shall have the exclusive right, separately from the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, to elect two directors of the Corporation (the “Series D Directors” and, together with the Seed Director, the Series A Director and the Series C Director, the “Preferred Directors”), which directors shall each be elected by the vote or written consent of the holders of at least sixty percent (60%) in voting power of the outstanding Series D Preferred Stock voting as a separate class. If any Preferred Director shall cease to serve as a director for any reason, then a director to hold office for the unexpired term of such directorship may be elected by the holders of the Seed Preferred Stock in the case of the Seed Director, by the holders of the Series A Preferred Stock in the case of the Series A Director, by the holders of the Series C Preferred Stock in the case of the Series C Director and by the holders of the Series D Preferred Stock in the case of the Series D Directors. A Preferred Director may be removed, with or without cause, and a replacement Preferred Director may be elected in his or her stead, at any time by the affirmative vote at a meeting of stockholders called for the purpose, or by written consent, of the holders of a majority of the then-outstanding shares of Seed Preferred Stock in the case of the Seed Director, by the holders of at least sixty percent (60%) in voting power of the then outstanding shares of Series A Preferred Stock in the case of the Series A Director, by the holders of at least sixty percent (60%) in voting power of the then outstanding shares of Series C Preferred Stock in the case of the Series C Director and by the holders of at least sixty percent (60%) in voting power of the then outstanding shares of Series D Preferred Stock in the case of the Series D Directors.

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IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a duly authorized officer of the Corporation on the 14th day of August, 2013.

CERULEAN PHARMA INC.

By:	/s/ Jean Silveri
Jean Silveri
Senior Vice President, General Counsel and
Secretary